Exhibit 99.1
151 S. El Camino Dr.
Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE
KENNEDY WILSON PROMOTES MARY RICKS TO PRESIDENT OF THE COMPANY;
PETER COLLINS NAMED PRESIDENT OF KENNEDY WILSON EUROPE

August 14, 2018 – Mary Ricks has been named President of global real estate investment company Kennedy Wilson (NYSE: KW) with continued oversight of the company’s European operations as well as responsibility to help grow the investment portfolio. Additionally, she will have responsibility for raising global fee-bearing capital from third parties.

“Mary has been my partner at Kennedy Wilson for the last 28 years and her steady leadership, vision and global management and investment experience have proven to be key ingredients in the success of the company,” said William J. McMorrow, Chairman and CEO of Kennedy Wilson, who will continue in his current role. “This newly created position will take advantage of Mary's outstanding skill set and have a major impact on the drive for growth across all of our global investment portfolios.”

Prior to her promotion, Mary served as President and CEO of Kennedy Wilson Europe, a business she helped establish in 2011. Over the past seven years, she oversaw more than $10 billion in acquisitions across the U.K., Ireland, Spain and Italy. Mary currently serves on Kennedy Wilson’s Board of Directors as well as the company’s investment committee. She also served on the Board of Directors of Kennedy Wilson Europe Real Estate Plc., the London Stock Exchange listed public company created in 2014 that was subsequently taken into 100% ownership by Kennedy Wilson in October 2017.

Concurrently, Peter Collins has assumed the role of President of Kennedy Wilson Europe, reporting to Mary, with oversight of the company’s rapidly growing European business. Peter has over 30 years of experience in financial services and the investment industry. He joined Kennedy Wilson when the company acquired the Bank of Ireland Real Estate Investment Management, where he was Director of Private Banking and then Director of Asset Management. Peter helped lead Kennedy Wilson’s entry into Ireland in 2011 and has served as COO for Kennedy Wilson Europe since 2015. Peter was appointed to the Kennedy Wilson Europe Investment Management Board of Directors in 2016.

“Peter has played a crucial role in establishing our Irish business and overseeing our evolution into one of the leading real estate developers and operating businesses in Ireland,” said Mary. “I am delighted that Peter will step into this new position with support from the high-performing team we have assembled across our European business. I am also excited about Kennedy Wilson’s growth trajectory and honored to take on the expanded responsibilities of President, which reflects our commitment to growing our businesses globally.”

Kennedy Wilson Executive Announcements

About Kennedy Wilson

Kennedy Wilson (NYSE:KW) is a global real estate investment company. We own, operate, and invest in real estate both on our own and through our investment management platform. We focus on multifamily and office properties located in the Western U.S., UK, and Ireland.
For further information on Kennedy Wilson, please visit: www.kennedywilson.com.

Special Note Regarding Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are estimates that reflect our management’s current expectations, are based on assumptions that may prove to be inaccurate and involve known and unknown risks. Accordingly, our actual results or performance may differ materially and adversely from the results or performance expressed or implied by these forward-looking statements, including for reasons that are beyond our control. Accordingly, you should not unduly rely on these statements, which speak only as of the date of this press release. We assume no duty to update the forward-looking statements, except as may be required by law.
KW-IR
Contact:    Investors
Daven Bhavsar, CFA
Director of Investor Relations
+1 (310) 887-3431
dbhavsar@kennedywilson.com

Media
Emily Heidt
Director of Public Relations
+1 (310) 887-3499
eheidt@kennedywilson.com
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